PARK NATIONAL CORPORATION
2017 LONG-TERM INCENTIVE PLAN FOR EMPLOYEES

Amendment No. 1
to
Certain Performance-Based Restricted Stock Unit Award Agreements

This Amendment No. 1 (this “Amendment”) is entered into as of June 30, 2021 (the “Effective Date”) between Park National Corporation (the “Company”) and C. Daniel DeLawder (the “Participant”) in connection with the amendment of the Performance-Based Restricted Stock Unit Award Agreements listed on the attached Schedule A (the “PBRSU Award Agreements”). Capitalized terms not defined in this Amendment have the meanings given to them in the Park National Corporation 2017 Long-Term Incentive Plan for Employees (the “Plan”).

Recitals:

WHEREAS, the Company and the Participant entered into the PBRSU Award Agreements in order to evidence certain grants by the Company to the Participant of awards of Performance-Based Restricted Stock Units (the “PBRSUs”), subject to the terms and conditions described in the Plan and each applicable PBRSU Award Agreement; and

WHEREAS, the Company and the Participant desire to amend certain Sections of the PBRSU Award Agreements, as permitted by Section 9(A) of such PBRSU Award Agreements;

NOW, THEREFORE, the Company and the Participant, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, agree as follows:

1. Amendment of Section 3(A)(i) of each PBRSU Agreement. Section 3(A)(i) of each PBRSU Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

i.During Performance Period. If the Participant dies or terminates employment with the Company and each of the Affiliates of the Company due to Disability or Retirement at any time during the Performance Period, if the applicable performance-based criteria for vesting specified in Section 2(A) of this Agreement have been met, the PBRSUs granted to the Participant pursuant to this Agreement will vest on the Performance Date without proration.

2. Remainder of PBRSU Agreement in Full Force and Effect. Except as amended by the provisions of this Amendment, the provisions of each of the PBRSU Agreements shall remain in full force and effect in accordance with their respective terms and conditions.

3. Signature in Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Participant has executed this Amendment, and the Company has caused this Amendment to be executed by its duly authorized officer, to be effective as of the Effective Date.

Company:	Participant:

PARK NATIONAL CORPORATION,
an Ohio corporation

By: /s/ Brady T. Burt	By: /s/ C. Daniel DeLawder

Printed Name: Brady T. Burt	C. Daniel DeLawder

Title: Chief Financial Officer, Secretary and Treasurer

Schedule A

PBRSU Award Agreement Grant Date	Number of PBRSUs Subject to the Award
January 1, 2019	2,250
January 1, 2020	1,350